Exhibit 99.2

Statement under Oath of Principal Financial Officer
Regarding Facts and Circumstances Relating
To Exchange Act Filings of
American Standard Companies Inc.

         I, G. Peter D’Aloia, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of American Standard Companies Inc., and, except as corrected or supplemented in a subsequent covered report:

•	No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the American Standard Companies Inc. audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	The Annual Report on Form 10-K for the year ended December 31, 2001 of American Standard Companies Inc.;

•	All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of American Standard Companies Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	Any amendments to any of the foregoing.

/s/ G. Peter D’Aloia G. Peter D’Aloia August 9, 2002	Subscribed and sworn to before me this 9th day of August, 2002.

/s/ Mary Jane Mahoney

Mary Jane Mahoney Notary Public of New Jersey

My Commission Expires August 8, 2004